UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2016

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street

Suite 250

Houston, Texas 77058

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.

Unregistered Sales of Equity Securities.

For the period from April 1, 2016 to June 30, 2016, a total of approximately $194,748 of dividends accrued on Vertex Energy, Inc.’s (“our”, “Vertex’s” or the “Company’s”) outstanding Series B Preferred Stock and for the period from May 13, 2016 to June 30, 2016, a total of approximately $152,685 of dividends accrued on our outstanding Series B1 Preferred Stock. We were prohibited from paying such dividends in shares of common stock and in cash and therefore we paid the accrued dividends in-kind by way of the issuance of 62,822 restricted shares of Series B Preferred Stock pro rata to each of the then holders of our Series B Preferred Stock in July 2016 and the issuance of 97,875 restricted shares of Series B1 Preferred Stock pro rata to each of the then holders of our Series B1 Preferred Stock in July 2016. As the issuance of the Series B Preferred Stock and Series B1 Preferred Stock in-kind in satisfaction of the dividends did not involve a “sale” of securities under Section 2(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), we believe that no registration of such securities, or exemption from registration for such securities, was required under the Securities Act. Notwithstanding the above, to the extent such shares are deemed “sold or offered”, we claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the transaction did not involve a public offering, the recipients were “accredited investors”, and acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom and are further subject to the terms of the escrow agreement. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

On August 1, 2016, the holder of our 44,000 outstanding shares of Series C Convertible Preferred Stock, converted 12,432 of such shares into 1,243,200 shares of our common stock (each share of Series C Convertible Preferred Stock converts into 100 shares of common stock at the option of the holder thereof). We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act for such issuance, as the security was exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. As a result of the conversion, there are 31,568 outstanding shares of Series C Convertible Preferred Stock, which if converted in full, would convert into 3,156,800 shares of common stock.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: August 3, 2016	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer